================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                        Information Statement Pursuant to
              Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                       Electronic Sensor Technology, Inc.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

================================================================================

                [GRAPHIC OMITTED] [Electronic Sensor Technology]

                          1077 Business Center Circle,
                         Newbury Park, California 91320
                                 (805) 480-1994

                              INFORMATION STATEMENT

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

To Our Shareholders:

          This information statement is first being furnished on or about _____, 2008 to shareholders of record as of May 7, 2008 (the "record date") of Electronic Sensor Technology, Inc., a Nevada corporation (the "company," "we," "our," or "us"), to advise such shareholders of certain actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the common stock of the company. The company's 2007 annual report is being mailed to shareholders concurrently with this information statement.

          On July 10, 2008, the company received a written consent in lieu of a meeting of shareholders from the holders of a majority of the outstanding shares of common stock of the company entitled to vote as of such date and as of the record date, in connection with the following actions: (1) election of directors and (2) approval of a ten-to-one (10-to-1) reverse stock split of the company's common stock. The actions to be taken pursuant to the written consent shall not become effective until at least twenty (20) calendar days after the mailing of this information statement to our shareholders.

         The decision to forgo holding an annual meeting of shareholders and to rely upon the shareholders acting by written consent in lieu of an annual meeting to ratify and approve the proposed actions is authorized by Section 1.1 of the company's bylaws, which provides that, unless otherwise required by applicable law, the Board of Directors may choose not to hold an annual meeting and by Section 78.320 of the Nevada Revised Statutes and Section 1.5 of the company's bylaws, which provide that the written consent of shareholders holding at least a majority of the voting power may be substituted for such annual meeting. In order to eliminate the costs and management time involved in holding meeting and in order to effect or ratify the proposals as early as possible, the an annual Board of Directors of the company voted to utilize the written consent of the majority shareholders.


                                                        Sincerely,

                                                       /s/ Philip Yee

                                                        Philip Yee
                                                        Secretary, Treasurer and
                                                         Chief Financial Officer

PROPOSED ACTIONS TO BE TAKEN

         This information statement contains a summary of the material aspects of the actions approved by the Board of Directors and the holders of the majority of the outstanding common stock of the company.

Election of Directors

         The Board of Directors of the company nominated the following persons on April 30, 2008, to stand for election to the company's Board of Directors until their successors are elected and assume office. The following slate of nominees was approved by written consent of the majority shareholders on July 10, 2008:

Teong C. Lim          Rita Benoy Bushon     Barry S. Howe

Lewis Larson          Maggie Tham           James Wilburn

William Wittmeyer

         All of the above individuals are currently serving as directors of the company. See pages 8 through 11 for biographical information regarding the directors.

Reverse Stock Split

         Our Board of Directors and the holders of a majority of our outstanding common stock have adopted and approved resolutions to effect a ten-to-one (10-to-1) reverse stock split of the company's outstanding shares of common stock, par value $0.001. Under the reverse stock split, each ten (10) shares of our common stock will be automatically converted into one (1) share of common stock.

         The reverse stock split will affect all of the holders of the company's common stock uniformly and will not affect any shareholder's percentage ownership interest in the company or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares.

         The reverse stock split will enable the company to maintain a sufficient amount of authorized but unissued shares to honor the exercise and conversion of existing warrants, debentures and options issued by the company. In addition, the Board of Directors and the holders of a majority of the company's common stock believe that the reverse stock split is in the best interest of the company and its shareholders as the reverse stock split is expected to increase the quoted price of its common stock. However, there can be no assurance that the reverse stock split will have such an effect and the effect of the reverse stock split on the quoted price for the common stock cannot be accurately predicted. We cannot assure that the quoted price for shares of common stock will be proportionately greater after the reverse stock split, or that the quoted price will increase, or that any increase will be maintained for any period of time, after the reverse stock split.

         The principal effect of the reverse stock split will be to reduce the total number of shares of common stock issued and outstanding from 155,853,385 to approximately 15,585,339 shares. The number of authorized shares and par value of our common stock will not change.

         Before and immediately following the reverse stock split, the number of shares of the company's common stock will be as follows (subject to slight adjustment for rounding of any fractional shares):

                              Common Stock Outstanding   Common Stock Authorized

Pre Reverse Stock Split       155,853,385                200,000,000

10-to-1 Reverse Stock Split   15,585,339                 200,000,000

Procedure for Exchange of Stock Certificates

         The effective date of the reverse stock split will be on or about, but no earlier than, twenty (20) days after this information statement is mailed to our record shareholders. Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed to evidence ownership of post-reverse split shares.

         Our transfer agent, Continental Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal that will be sent to shareholders or can be requested from our transfer agent. No new certificates will be issued to a shareholder until that shareholder has surrendered the shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal.

         Neither the Nevada Revised Statutes nor the company's articles of incorporation or bylaws provide for appraisal rights in connection with the reverse stock split.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

Fractional Shares

          No fractional shares will be issued in connection with the reverse stock split. All fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

Material Federal Income Tax Consequences

          The following summary describes the material U.S. federal income tax consequences that may be relevant to a shareholder of our common stock with respect to the reverse stock split. This summary only applies to our common stock held as capital assets and does not discuss all the tax consequences that may be relevant to a shareholder in light of its particular circumstances or to shareholders subject to special rules, such as: financial institutions; insurance companies; tax-exempt organizations; real estate investment trusts; regulated investment companies; grantor trusts; persons that have a functional currency other than the U.S. dollar; persons that own shares of our common stock through partnerships or other pass through entities; a shareholder of our common stock who received his or her common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; dealers or traders in securities or currencies; certain former citizens or long-term residents of the United States; or persons that will hold shares of our common stock as a position in a "straddle" or as a part of a "hedging", "conversion" or other risk reduction transaction for U.S. federal income tax purposes. Moreover, this description does not address the U.S. federal estate and gift tax or alternative minimum tax consequences of the reverse stock split.

         We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. Accordingly, each shareholder of our common stock should consult its tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of the reverse stock split.

          This summary is based on the U.S. Internal Revenue Code of 1986, as amended, existing, proposed and temporary U.S. Treasury Regulations and judicial and administrative interpretations thereof, in each case, as in effect and available on the date hereof. All of the foregoing are subject to change (possibly with retroactive effect) or differing interpretations which could affect the tax consequences described herein.

          No gain or loss should be recognized by a shareholder with respect to their shares of common stock as a result of the reverse stock split; provided, however, any whole shares of common stock received in lieu of fractional shares may result in a taxable gain or loss. The aggregate tax basis of the shares received in the reverse stock split will be the same as the shareholder's aggregate tax basis in the shares of common stock exchanged. The shareholder's holding period for the shares received in the reverse stock split will include the period during which the shareholder held the shares surrendered as a result of the reverse stock split. The company's views regarding the tax consequences of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences or the reverse stock split may vary significantly as to each shareholder, depending on the state and locality in which the shareholder resides.

Anti-Take Over Effect

         The reverse stock split could adversely affect the ability of third parties to takeover or change the control of the company, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the company with another company. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the reverse stock split is not being undertaken in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the company, nor is it part of a plan by management to recommend a series of similar transactions that could be construed to affect the ability of third parties to take over or change the control of the company.

Summary of Reverse Stock Split

         Below is a brief summary of the reverse stock split:

         o The issued and outstanding common stock shall be reduced on the basis of one (1) post-split share of the common stock for every ten (10) pre-split shares of the common stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of common stock existing prior to the consolidation.

         o Shareholders of record of the common stock as of the effective date of the reverse stock split, which will be on or about, but no earlier than, twenty (20) days following the mailing of this information statement, shall have their total shares reduced on the basis of one (1) post-split share of common stock for every ten (10) pre-split shares outstanding.

         o As a result of the reduction of the common stock, the pre-split total of issued and outstanding shares of 155,853,385 shall be consolidated to a total of approximately 15,585,339 issued and outstanding shares (depending on the number of fractional shares that are issued).

         o The company's authorized number of common stock shall remain at 200,000,000 shares of common stock.

         This action has been approved by the Board of Directors and the written consent of the majority shareholders.

         You are being provided with this information statement pursuant to
Section 14C of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the reverse stock split will not become effective until at least twenty (20) calendar days after the mailing of this information statement.

DISSENTERS' RIGHT OF APPRAISAL

         Neither the Nevada Revised Statutes nor the company's articles of incorporation or bylaws provide for appraisal rights in connection with the proposed actions.

AMENDMENT TO BYLAWS

         Pursuant to the company's bylaws, the Board of Directors has the authority to amend the bylaws by a vote of not less than a majority of the Board of Directors. On June 6, 2008, the Board of Directors unanimously adopted and approved a resolution to amend the bylaws of the company to clarify that the Board of Directors has the flexibility to choose whether to hold an annual meeting of its shareholders or to rely upon the shareholders of the company acting by written consent of the holders of the majority of the company's common stock in lieu of a meeting. A copy of the amended bylaws of the company is attached as Exhibit 3.1 to our current report on Form 8-K filed on June 12, 2008.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          The record date established by the company for purposes of determining the number of outstanding shares of voting capital stock of the company for the approval of the reverse stock split and the election of the directors was the close of business on May 7, 2008. As of the record date and as of the date of such approvals by the shareholders, there were 155,853,385 total outstanding shares of common stock of the company. The following shareholders, which are the shareholders who signed the written consent for such actions on July 10, 2008, owned the following shares as of the record date and as of the date of the written consent:

     o Halfmoon Bay Capital Ltd ("Halfmoon Bay") owned 86,419,753 shares of common stock of the company, constituting approximately 55% of the total outstanding shares of common stock of the company as of such date;

     o L&G Resources (1994), Inc. owned 9,632,534 shares of common stock of the company, constituting approximately 6% of the total outstanding shares of common stock of the company as of such date;

     o 3 Springs, LLC owned 3,595,913 shares of common stock of the company, constituting approximately 2% of the total outstanding shares of common stock of the company as of such date; and

     o TC Lim, LLC owned 4,729,112 shares of common stock of the company, constituting approximately 3% of the total outstanding shares of common stock of the company as of such date.

         As of the record date, there were 44 shareholders of record of the company and as of July 10, 2008, there were 45 shareholders of record of the company. Each share of common stock is entitled to one vote on all matters upon which such shares can vote.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information, as of July 10, 2008, concerning our issued and outstanding stock beneficially owned (i) by each director and each named executive officer of the company, (ii) by all directors and executive officers of the company as a group and (iii) by each shareholder known by the company to be the beneficial owner of more than 5% of the outstanding common stock. The information regarding beneficial owners of 5% or more of our common stock was gathered by us from the filings made by such owners with the U.S. Securities and Exchange Commission (the "SEC"). Shares that may be acquired within 60 days are treated as outstanding for purposes of determining the amount and percentage beneficially owned.

                                                     Amount and Nature of
                 Name and Address                    Beneficial Ownership   Percentage of
Title of Class   of Beneficial Owner (1)              (Shares of Stock)       Class (2)
--------------   ---------------------------------   --------------------   -------------
Common stock    Barry Howe+*                                  382,500 (3)            0.24%

Common stock    Philip Yee+                                    51,250 (4)            0.03%

Common stock    Gary Watson+                                  300,000 (5)            0.19%

Common stock    Teong Lim* ++                               8,470,025 (6)            5.43%

Common stock    Rita Benoy Bushon*                                  0 (7)            0.00%

Common stock    James Wilburn*                                150,000 (8)            0.10%

Common stock    Lewis Larson*                                 100,000 (9)            0.06%

Common stock    Maggie Tham*                                        0                0.00%

Common stock    William Wittmeyer*                                  0                0.00%

Common stock    L&G Resources (1994), Inc.
                (wholly owned by Land &                     9,632,534 (10)           6.18%
                General Berhad) ++

Common stock    Midsummer Investment Ltd.++                13,708,957 (11)           8.58%

Common stock    Halfmoon Bay Capital Ltd ++               127,572,016 (12)          64.76%

Common stock    Fairwind LLC ++                             8,325,025 (13)           5.34%

                All directors and named executive
Common stock    officers as a group                         9,453,775 (14)           6.70%


* Director

+ Named executive officer

++5% or more beneficial owner

(1) The address of each director and named executive officer and Fairwind LLC is c/o Electronic Sensor Technology, Inc., 1077 Business Center Circle, Newbury Park, California 91320. The address of Midsummer Investment Ltd. is 295 Madison Avenue, 38th Floor, New York, New York 10017. The address of each of L&G Resources (1994), Inc. and Land & General Berhad is 7 Persiaran Dagang, Bandar Sri Damansara, Kuala Lumpur, Malaysia 52200. The address of Halfmoon Bay Capital Ltd is Trident Chambers, P.O. Box 146, Road Town Tortola, British Virgin Islands.

(2) These percentages are calculated based upon the total amount of outstanding shares of common stock beneficially owned by each person or group, including shares of common stock that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights, divided by 155,853,385, which represents the total number of shares of common stock issued and outstanding as of July 10, 2008, plus, for each person or group, any shares of common stock that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(3) Includes 325,000 shares of common stock underlying an option exercisable within 60 days of July 10, 2008.

(4) Includes 51,250 shares of common stock underlying an option exercisable within 60 days of July 10, 2008.

(5) Includes 300,000 shares of common stock underlying options exercisable within 60 days of July 10, 2008.

(6) Includes 145,000 shares of common stock underlying options exercisable within 60 days of July 10, 2008 held by Teong Lim and 4,729,112 shares of common stock held by TC Lim, LLC and 3,595,913 shares of common stock held by 3 Springs, LLC. Fairwind LLC is the sole member of each of TC Lim, LLC and 3 Springs, LLC and by virtue of such relationships, beneficially owns the shares of common stock held by TC Lim, LLC and 3 Springs, LLC. Teong Lim and Francis Chang are the sole members of Fairwind LLC. By virtue of Dr. Lim's position as a member of Fairwind LLC, he shares ultimate beneficial ownership of the shares of common stock held by TC Lim, LLC and 3 Springs, LLC.

(7) Ms. Bushon is the Executive Director of Land & General Berhad and President of L&G Resources (1994), Inc., a wholly owned subsidiary of Land & General Berhad. By virtue of her position, Ms. Bushon may be deemed to share dispositive power over the 9,632,534 shares of common stock beneficially owned by Land & General Berhad and L&G Resources (1994), Inc. Ms. Bushon is one of six directors on the Board of Directors of Land & General Berhad and the Board of Directors of Land & General Berhad makes the ultimate voting and investment decisions with respect to the 9,632,534 shares of common stock. Ms. Bushon disclaims beneficial ownership of such shares of common stock.

(8) Includes 150,000 shares of common stock underlying an option exercisable within 60 days of July 10, 2008.

(9) Includes 100,000 shares of common stock underlying an option exercisable within 60 days of July 10, 2008.

(10) Includes 9,632,534 shares of common stock held by L&G Resources (1994), Inc., a wholly-owned subsidiary of Land & General Berhad, of which Land & General Berhad is a beneficial owner. Rita Benoy Bushon is President of L&G Resources (1994), Inc. and Executive Director of Land & General Berhad.
By reason of such relationships, Ms. Bushon may be deemed to share dispositive power over the shares of common stock beneficially owned by L&G Resources
(1994), Inc. Ms. Bushon expressly disclaims beneficial ownership as Ms.
Bushon is one of six directors on the Board of Directors of Land & General Berhad and the Board of Directors of Land & General Berhad makes the ultimate voting and investment decisions with respect to the 9,632,534 shares of common stock.

(11) Includes 3,899,030 shares of common stock underlying a warrant exercisable within 60 days of July 10, 2008. The exercise of the warrant is contractually capped such that such exercise shall not cause Midsummer's beneficial ownership to exceed 4.99%, unless waived by Midsummer, and in no event to exceed 9.99% (without giving effect to shares of common stock underlying any unexercised portion of the warrant). Midsummer Capital, LLC, a New York limited liability company, serves as investment advisor to Midsummer Investment Ltd., a Bermuda company. By reason of such relationships, Midsummer Capital may be deemed to share dispositive power over the shares of common stock beneficially owned by Midsummer Investment. Midsummer Capital disclaims beneficial ownership of such shares of common stock. Michel A. Amsalem and Scott
D. Kaufman are members of Midsummer Capital. By reason of such relationships, Mr. Amsalem and Mr. Kaufman may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Midsummer Investment. Mr. Amsalem and Mr. Kaufman disclaim beneficial ownership of such shares of common stock.

(12) Includes 41,152,263 shares of common stock underlying a debenture convertible within 60 days of July 10, 2008 held by Halfmoon Bay Capital Ltd and beneficially owned by each of Wan Azmi Wan Hamzah and Nik Anida Bte Nik Manshor by virtue of their positions as shareholders and directors of Halfmoon Bay Capital Ltd. Halfmoon Bay Capital Ltd has three shareholders, who are Wan Azmi Wan Hamzah, Nik Anida Bte Nik Manshor and Wan Afzal Bin Wan Azmi and two directors, who are Wan Azmi Wan Hamzah and Nik Anida Bte Nik Manshor. Wan Afzal Bin Wan Azmi may be deemed to share dispositive power over the shares of common stock beneficially owned by Halfmoon Bay Capital Ltd. Wan Afzal Bin Wan Azmi expressly disclaims beneficial ownership as Wan Afzal Bin Wan Azmi is not a director of Halfmoon Bay Capital Ltd and the Board of Directors of Halfmoon Bay Capital Ltd makes the ultimate voting and investment decisions with respect to the 127,572,016 shares of common stock.

(13) Includes 4,729,112 shares of common stock held by TC Lim, LLC and 3,595,913 shares of common stock held by 3 Springs, LLC, which are beneficially owned by Fairwind LLC by virtue of its position as the sole member of each of TC Lim, LLC and 3 Springs, LLC. Francis Chang and Teong Lim, Chairman of the Board of Directors of the company, are the sole members of Fairwind LLC. By virtue of such relationships, Francis Chang and Teong Lim share ultimate beneficial ownership of the shares of common stock beneficially owned by Fairwind LLC.

(14) Includes 1,071,250 shares of common stock underlying options exercisable within 60 days of July 10, 2008, as well as 4,729,112 shares of common stock held by TC Lim, LLC and 3,595,913 shares of common stock held by 3 Springs, LLC.

Change in Control

         On March 28, 2008, the company entered into and closed a Securities Purchase Agreement with Halfmoon Bay, pursuant to which, in exchange for a purchase price of $5,500,000 paid by Halfmoon Bay, Electronic Sensor Technology issued (i) 86,419,753 shares of its common stock at a price of $0.0405 per share (which is 90% of the closing quotation of the common stock on the OTC Bulletin Board for the trading day preceding the closing date) and (ii) a 9% convertible debenture due five (5) years from the closing date, with a conversion price of $0.0486 (which is 120% of the price at which the common stock was issued to Halfmoon Bay) in a principal amount of $2,000,000, with interest to be paid thereon semiannually. According to Amendment No. 1 to its Schedule 13D/A filed with the SEC on April 10, 2008, Halfmoon Bay provided the consideration for the transaction from existing working capital and existing banking facilities. The company agreed to use, and did use, $3,500,000 of the purchase price paid by Halfmoon Bay, in addition to shares of its common stock, to extinguish the existing 8% convertible debentures, and related accrued interest, held by Midsummer Investment Ltd. and Islandia, LP, pursuant to the Conversion and Termination Agreement among the company and Midsummer and Islandia dated as of February 26, 2008, which is further described in our Current Report on Form 8-K filed with the SEC on February 27, 2008.

         As a result of the transaction described above, Halfmoon Bay owns approximately 55% of the outstanding common stock of the company, and beneficially owns an additional 10% of the outstanding common stock of the company by virtue of the shares underlying its 9% convertible debenture. Immediately prior to such transaction, no single shareholder of the company owned a majority of the outstanding shares of the company, and the company's largest owners of outstanding shares were L&G Resources (1994), Inc. (wholly owned by Land & General Berhad), owning approximately 16%; TC Lim, LLC (wholly owned by Teong Lim, a director of the company), owning approximately 9%; 3 Springs, LLC (wholly owned by Francis Chang, a former director of the company), owning approximately 7%; and Midsummer and Islandia, collectively owning approximately 8%).

          To the knowledge of management, there are no present arrangements or pledges of securities of the company which may result in a further change in control of the company.

DIRECTORS AND EXECUTIVE OFFICERS

Directors

                                                                                        Directorships
                                                                                           Held in
                                 Principal Occupation(s) Since 2003         Director    Other Public
Name                 Age           (arranged by title & company)             Since        Companies
-----------------   -----   ---------------------------------------------   --------   ----------------
Teong C. Lim         68     Former President and Chief Executive Officer      2005     Chatsworth Data
                            and former Vice President of Corporate                     Solutions, Inc.
                            Development
                              Electronic Sensor Technology

                            Manager of Corporate Development
                              Electronic Sensor Technology, L.P.

Rita Benoy Bushon    47     President                                         2007     None
                              L&G Resources (1994) Inc.

                            Executive Director, Member of Executive
                            Committee, former Director
                              Land & General Berhad

                            Head of Private Equity and Head of Public
                            Research
                              Employees Provident Fund (Malaysia)

Barry Howe           52     President and Chief Executive Officer and         2007     Glenrose
                            former Chief Operating Officer                             Instruments Inc.
                              Electronic Sensor Technology

                            Corporate Vice President and President of the
                            Measurement and Control Sector
                              Thermo Fisher Scientific

Lewis Larson         61     President                                         2006     None
                              The Lion Group

Maggie Tham          58     Co-Founder                                        2008     None
                              eXS, Inc.

                            Co-Founder, Chief Executive Officer and
                            Executive Director
                              eXS Network Technologies Sdn. Bhd.

James Wilburn        75     Dean                                              2005     Virco
                              Pepperdine University School of Public                   Manufacturing
                              Policy

                            Vice President of University Affairs,
                            Provost, Chief Operating Officer
                              Pepperdine University

                                                                                        Directorships
                                                                                           Held in
                                 Principal Occupation(s) Since 2003         Director    Other Public
Name                 Age           (arranged by title & company)             Since        Companies
-----------------   -----   ---------------------------------------------   --------   ----------------
William Wittmeyer    58     Chief Executive Officer and Co-Founder            2008     None
                              eXS, Inc.

                            Co-Founder
                              eXS Network Technologies Sdn. Bhd.

Teong C. Lim

         Teong C. Lim, age 68, currently serves as Chairman of the Board of Directors of Electronic Sensor Technology and has served as a director of Electronic Sensor Technology since January 31, 2005. Dr. Lim has served as President and Chief Executive Officer of Electronic Sensor Technology from January 26, 2006 through July 15, 2007, and served as Vice President of Corporate Development of Electronic Sensor Technology from February 1, 2005 through January 25, 2006. Dr. Lim was the Director of Corporate Development of Electronic Sensor Technology, L.P. from March 1995 through August 2000 and was the Manager of Corporate Development of Electronic Sensor Technology, L.P. from August 2000 through February 2005. Dr. Lim has been the President of Amerasia Technology, Inc., a subsidiary of Electronic Sensor Technology, since 1984. Since 1997, Dr. Lim has been a director of Crystal Clear Technology, Sdn. Bhd., a privately-owned Malaysian company that manufactures and markets a high-contrast liquid crystal display (LCD) product line. Dr. Lim also serves as a director of Chatsworth Data Solutions, Inc., which is a public reporting company. Dr. Lim received a Ph.D. in Electrical Engineering from McGill University in 1968 and an M.B.A. from Pepperdine University in 1982.

Rita Benoy Bushon

         Rita Benoy Bushon, age 47, currently serves as a director of Electronic Sensor Technology. Ms. Bushon has served as a director of Electronic Sensor Technology since October 26, 2007. Ms. Bushon has served as President of L&G Resources (1994) Inc. since September 2007. Ms. Bushon has served as Executive Director and as a member of the Executive Committee of Land & General Berhad since December 2006. Previously, she was a Director of Land & General Berhad, a position she was appointed to in March 2002. From December 1984 to her retirement in October 2007, Ms. Bushon held various senior executive positions with Employees Provident Fund (Malaysia) including Head of Private Equity and Head of Public Equity Research. Ms. Bushon was a Director and a founding member of the Minority Shareholder Watchdog Group, a Malaysian public company, from December 2001 to February 2007. Ms. Bushon does not serve as a director of any other publicly reporting company in the United States. From 2003 through December 2007, Ms. Bushon served on the Board of Directors of Kentucky Fried Chicken Ltd. (Malaysia). Ms. Bushon received a Masters in Business Administration from Henley/Brunel University, West London in 1993, and earned an honours degree in Economic Statistics from Universiti Kebangsaan Malaysia in 1984.

Barry S. Howe

         Barry S. Howe, age 52, currently serves as President and Chief Executive Officer and a director of Electronic Sensor Technology. Mr. Howe has served as a director and as President and Chief Executive Officer of Electronic Sensor Technology since July 16, 2007. From April 11, 2007 to July 15, 2007, Mr. Howe served as Chief Operating Officer of Electronic Sensor Technology. Prior to joining the company, Mr. Howe held various executive positions at Thermo Electron Corporation (now Thermo Fisher Scientific), including President and Chief Executive Officer of Thermo Electron subsidiaries. Thermo Fisher Scientific is a leading supplier of analytical instruments, equipment, and supplies to laboratories and process industries. From 2002 to 2004, Mr. Howe served as Corporate Vice President and President of the Measurement and Control Sector. Mr. Howe also serves on the Board of Directors and as Chairman of the Audit Committee of Glenrose Instruments Inc., positions he has held since 2006. Mr. Howe received a B.S. in Business Administration from Boston University.

Lewis E. Larson

         Lewis E. Larson, age 61, currently serves as a director of Electronic Sensor Technology. Mr. Larson has served as a director of Electronic Sensor Technology since September 7, 2006. Mr. Larson serves on our audit committee and compensation committee. Mr. Larson is the founder and President of The Lion Group which has provided consulting and system engineering services to the Federal Government and supporting industries since 1994. He has 15 years of Federal service with the National Security Agency (NSA) and the Central Intelligence Agency (CIA). Mr. Larson holds professional certifications from NSA and the Department of Defense in Collection Management; Traffic Analysis and Special Research; Education and Training; and Arabic language. After leaving the Federal Government as a senior executive in 1984, Mr. Larson co-founded Analytical Decisions Inc. which was acquired by the Ball Corporation. Mr. Larson received his BSEE from the University of Minnesota and has conducted post-graduate studies at the University of Maryland; New Mexico; California; Georgetown; Naval Post Graduate School; and Johns Hopkins. He also completed the Senior Executive Education business program at Stanford University and also the John F. Kennedy School of Government at Harvard University. Mr. Larson currently serves as a director of Digital Media Broadcasting Corporation, Global Wireless Networks, Fortress Technologies and Universal Scientific Technologies Ltd in England.

Maggie Tham

          Maggie Tham, age 58, currently serves as a director of Electronic Sensory Technology. Ms. Tham serves on our audit committee. Ms. Tham has served as a director of Electronic Sensor Technology since May 1, 2008. Ms. Tham has over 25 years of experience in management and strategy consulting. Ms. Tham is the Co-Founder, Chief Executive Officer and Executive Director of eXS Network Technologies Sdn. Bhd., which provides innovative communication solutions to service providers in South East Asia. In 2004, Ms. Tham co-founded, with William Wittmeyer, eXS Inc., a wireless access company developing innovative and cost effective products for developing countries. Prior to founding eXS Network Technologies and eXS, Inc., Ms. Tham raised early-stage financing for companies and worked as a management consultant in the United States and Malaysia for companies including Peat, Marwick, Mitchell & Co. Ms. Tham received a B.Sc. (Economics) from the London School of Economics and an M.B.A. from Columbia University Graduate School of Business Administration. Ms. Tham was recommended to the Board of Directors by Halfmoon Bay, pursuant to the Securities Purchase Agreement dated March 28, 2008 between Electronic Sensor Technology and Halfmoon Bay.

James Wilburn

         James Wilburn, age 75, currently serves as a director of Electronic Sensor Technology. Dr. Wilburn has served as a director of Electronic Sensor Technology since September 8, 2005. Dr. Wilburn serves as the chairman of both our audit committee and compensation committee. Dr. Wilburn has served as dean of Pepperdine University's School of Public Policy since September 1996. Dr. Wilburn has also served Pepperdine as Vice President of University Affairs, and as provost and Chief Operating Officer. He is also a member of the European Parliament Industrial Council. Dr. Wilburn has served as a director of several companies in the United States and Europe, including Signet Scientific, George Fisher (Switzerland), The Olsen Company, Flowline, Brentwood Square Savings Bank and First Fidelity Thrift and Loan. Dr. Wilburn received his Ph.D. in economic history from the University of California at Los Angeles, a masters degree from Midwestern State University and an MBA from Pepperdine's Presidential/Key Executive program. He received his bachelors degree from Abilene Christian University. Dr. Wilburn currently serves as a director of Virco Manufacturing, which is a publicly reporting company.

William Wittmeyer

         William Wittmeyer, age 58, currently serves as a director of Electronic Sensor Technology. Mr. Wittmeyer has served as a director of Electronic Sensor Technology since May 1, 2008. Mr. Wittmeyer has over 25 years of experience in high-technology business and investment management. In 1997, Mr. Wittmeyer co-founded, with Maggie Tham, eXS Network Technologies Sdn. Bhd. Mr. Wittmeyer is the co-founder, along with Ms. Tham, and Chief Executive Officer of eXS Inc., a wireless access company developing innovative and cost effective products for developing countries. Prior to founding eXS Network Technologies and eXS, Inc., Mr. Wittmeyer was active in technology investing in telecommunications and semi-condutor companies. Mr. Wittmeyer was employed by W.R.

Grace and Exxon Enterprises. Mr. Wittmeyer received a B.Sc. (E.E.) from the Coast Guard Academy and an M.B.A. from Columbia University Graduate School of Business Administration. Mr. Wittmeyer was recommended to the Board of Directors by Halfmoon Bay, pursuant to the Securities Purchase Agreement dated March 28, 2008 between Electronic Sensor Technology and Halfmoon Bay.

Director Independence

         Although we are not required to have independent directors on our Board of Directors because our securities are not listed on a national securities exchange or an inter-dealer quotation system which has director independence requirements, five of the seven directors on our Board are independent using the definition of "independent director" contained in Rule 4200(15) of the NASDAQ Marketplace Rules. Our independent directors are Rita Benoy Bushon, Maggie Tham, Lewis Larson, James Wilburn and William Wittmeyer. Under Rule 4200(a)(15) of the NASDAQ Marketplace Rules, an "independent director" is generally defined as a person other than an executive officer or employee of the company or another individual having a relationship which, in the opinion of the company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

          The members of our audit committee include James Wilburn, who is also the chairman, Maggie Tham and Lewis Larson. The members of our compensation committee include James Wilburn, who is also the chairman, and Lewis Larson. In addition to being an independent director under Rule 4200(a)(15), the NASDAQ audit committee independence standards (which are also not applicable to us) contain NASDAQ Marketplace Rule 4350(d), which requires that audit committee members meet certain additional independence requirements. All of our audit committee members, Maggie Tham, Lewis Larson and James Wilburn, are independent under the NASDAQ audit committee independence standards.

Board of Directors Committees

         Our Board of Directors held ten (10) meetings during our 2007 fiscal year. Each director attended 75% or more of the meetings of the Board and the Board committees on which the director served, if any. All seven of our directors serving at the time of our 2007 annual meeting of shareholders attended such meeting. From time to time, our Board may act by unanimous written consent as permitted by the laws of the State of Nevada.

          Our Board of Directors has formed an audit committee and a compensation committee. During our 2007 fiscal year, the audit committee and the compensation committee each held three (3) meetings. The members of the audit committee are James Wilburn, who is also the chair of the committee, Maggie
Tham and Lewis Larson. The members of our compensation committee include James Wilburn, who is also the chair of the committee, and Lewis Larson. Generally, the functions to be performed by the audit committee are selecting our independent auditor, directing and supervising investigations into matters within the scope of its duties, reviewing with the independent auditor the plan and results of its audit, reviewing internal auditing procedures and results, and determining the nature of other services to be performed by, and fees to be paid to, the independent auditor. Generally, the functions to be performed by the compensation committee include establishing compensation rates and procedures with respect to our senior management. Both committees have adopted charters, each of which is posted on our website at http://www.estcal.com/. The information on or that can be accessed through our website is not part of this information statement.

         Our Board of Directors does not yet have a standing nominating committee or committee performing similar functions. Director candidates are currently selected by the Board of Directors, some of whom are independent as defined in the NASDAQ Marketplace Rules, and others of whom are not. In evaluating director nominees, our Board considers a variety of factors, including: the appropriate size of our Board of Directors; our needs with respect to the particular talents and experience of our directors; and the knowledge, skills and experience of nominees. We do not have a formal policy with respect to the consideration of any director candidates recommended by our shareholders. Our Board believes its process for evaluation of nominees proposed by shareholders would be no different from the process of evaluating any other candidate.

Audit Committee Financial Expert

         Our Board of Directors has determined that we have one audit committee financial expert serving on our audit committee. Our audit committee financial expert is Lewis Larson. Although there are no standards applicable to us regarding the independence of our audit committee members, Mr. Larson would be considered independent using the standards contained in the audit committee standards, as described above under "Director Independence."

Report of the Audit Committee

         The audit committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2007 with management.

         The audit committee has discussed with Sherb & Co. LLP, the company's independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. The audit committee received from Sherb & Co. the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence.

         Based on the review and discussions noted above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in our annual report on Form 10-KSB for the fiscal year ended December 31, 2007 for filing with the U.S. Securities and Exchange Commission.

                                                        Audit Committee

                                                        James Wilburn
                                                        Lewis Larson

Code of Ethics

         We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. A copy of our code of ethics is attached as Exhibit 14 to our annual report on Form 10-KSB for the fiscal year ended December 31, 2004. Our code of ethics will be provided to any person without charge, upon request. Requests should be addressed to: Electronic Sensor Technology, Inc., Attn: Investor Relations Department, 1077 Business Center Circle, Newbury Park, California 91320.

Shareholder Communications with Directors

         Shareholders and other interested parties may communicate directly with any or all of the directors of our company by writing to such director(s) at the address provided on the first page of this information statement. Directors receiving such communications will respond as such directors deem appropriate, including the possibility of referring the matter to management of our company, to the full Board or to an appropriate committee of the Board.

Executive Officers

         The following biographical information relates to our executive officers who are not also directors:

Philip Yee

         Philip Yee, age 58, currently serves as Secretary, Treasurer and Chief Financial Officer of Electronic Sensor Technology. Mr. Yee has served as Secretary, Treasurer and Chief Financial Officer of Electronic Sensor Technology since November 1, 2006. From April 2006 through November 1, 2006, Mr. Yee served as Controller of Electronic Sensor Technology. From February 2005 through April 2006, Mr. Yee was Corporate Controller of Sleepwell Laboratories, Inc., a regional healthcare provider, and its related companies. From 2001 through

February 2005, Mr. Yee was Corporate Controller of BLT Enterprises, Inc., a regional recycling company and real estate developer, and its related companies. Mr. Yee received a B.A. and an M.B.A. from the University of Michigan.

Gary Watson

         Gary Watson, age 59, currently serves as Vice President of Engineering and interim Chief Scientist of Electronic Sensor Technology. Mr. Watson has served as Vice President of Engineering since September 8, 2005. Mr. Watson is the co-inventor of the zNose(R). Mr. Watson has over twenty years experience in gas chromatography. Mr. Watson joined Amerasia Technology in 1988 and directed Amerasia Technology's research in adapting gas chromatographic techniques with surface acoustic wave (SAW) detectors. He received his B.S. degree from the University of Southern California in 1972.

Family Relationships and Involvement in Certain Legal Proceedings

         Each of our directors holds office until the next annual meeting of our shareholders, or until his prior death, resignation or removal. Two of our directors, Maggie Tham and William Wittmeyer, are married to each other. Other than the marriage of such directors, there are no family relationships among our directors or executive officers. Within the past five years, there has not been any bankruptcy petition filed by or against any business of which any of our officers, directors or control persons were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time. None of our officers, directors or control persons has been convicted in a criminal proceeding in the past five years or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses). None of our officers, directors or control persons is subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. None of our officers, directors or control persons has been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended, or vacated.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation

         The table below outlines the total compensation of the named executive officers of Electronic Sensor Technology for the fiscal years ended December 31, 2006 and December 31, 2007.

                                               SUMMARY COMPENSATION TABLE (1)

                                                                     Stock        Option          All Other
Name and                               Salary           Bonus        Awards       Awards        Compensation      Total
Principal Position          Year       ($)(2)            ($)          ($)         ($)(3)           ($)(4)          ($)
----------------------   ----------   ----------      ----------   ----------   ----------      ------------    ---------
Barry S. Howe,                 2006            -               -            -            -                -             -

President and Chief            2007      116,923               -            -       80,000(6)             -       196,923
Executive Officer
(July 16,
2007-Present)

Former Chief
Operating Officer
(April 11, 2007-July
15, 2007)

Director (July 16,
2007-Present) (5)

                                                                     Stock        Option         All Other
Name and                               Salary           Bonus        Awards       Awards       Compensation       Total
Principal Position          Year       ($)(2)            ($)          ($)         ($)(3)          ($)(4)           ($)
----------------------   ----------   ----------      ----------   ----------   ----------     ------------     ---------
Gary Watson,                   2006      145,172               -            -            -            4,355(7)    149,527

Vice President of              2007      142,773               -            -       10,000(8)         4,283(7)    157,056
Engineering (May 26,
2005-Present)

Interim Chief
Scientist (March 8,
2007-Present)

Philip Yee,                    2006       64,750               -            -            -                -        64,750

Secretary, Treasurer           2007      120,961               -            -       10,000(9)         3,629(7)    134,590
and Chief Financial
Officer (November 1,
2006-Present)

Edward J. Staples,             2006      206,360               -            -            _            6,160(7)    212,550

Former President and           2007       52,439(10)           -            -        5,000(11)      118,797(12)   176,236
Chief Executive
Officer (February 1,
2005-May 26, 2005)

Former Chief
Scientific Officer
(May 26, 2005-March
8, 2007)

Former Director
(February 1,
2005-March 8, 2007)(5)

Teong C. Lim,                  2006      165,229               -            -            -            4,957(7)       170,186

Former President and           2007      100,532               -            -       10,000(13)       74,049(14)      184,581
Chief Executive
Officer (January 26,
2006-July 15, 2007)

Former Vice President
of Corporate
Development (February
1, 2005-January 25,
2006)
Chairman
(May 1, 2008-Present)

Director (January 31,
2005-Present)(5)

(1) The columns entitled "Non-Equity Incentive Plan Compensation" and "Nonqualified Deferred Compensation Earnings" have been omitted from the Summary Compensation Table because there has been no compensation awarded to, earned by, or paid to any of the named executive officers required to be reported in such columns.

(2) Amounts represent all pre-tax salaries and include any amounts earned but deferred under the company's 401(k) plan.

(3) The manner in which the company values stock and option awards is outlined in Note 1 to the company's consolidated financial statements for the fiscal year ended December 31, 2007 under the heading "Stock-Based Compensation" as well as Note 7 under the heading "Stockholders' Deficit" incorporated herein by reference to our annual report on Form 10-KSB for the year 2007. We did not grant any stock awards to the named executive officers during our 2006 fiscal year or our 2007 fiscal year.

(4) All named executive officers are covered by the company's health insurance plan, which does not discriminate in scope, terms or operation, in favor of named executive officers or directors and is generally available to all salaried employees. As a result, the information regarding health insurance premiums paid to the named executive officers has been omitted from the Summary Compensation Table.

(5) Barry Howe did not receive any compensation for his services as a director of the company in 2007. Teong Lim and Edward Staples did not receive any compensation for their services as directors of the company in either 2006 or 2007.

(6) On July 16, 2007, Barry Howe was granted an option under our 2005 Stock Incentive Plan to acquire 1,000,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.20 per share, which is the average of the quoted closing price of our common stock over the five trading days ending on July 16, 2007. The option shares will vest as follows: 100,000 were fully vested upon grant, 225,000 will vest on April 11, 2008, 225,000 will vest on April 11, 2009, 225,000 will vest on April 11, 2010 and 225,000 will vest on April 11, 2011. The manner in which the company values the option awards is outlined in
Note 1 to the company's consolidated financial statements for the fiscal year ended December 31, 2007 under the heading "Stock-Based Compensation" as well as
Note 7 under the heading "Stockholders' Deficit" incorporated herein by reference to our annual report on Form 10-KSB for the year 2007.

(7) Amounts represent 401(k) contributions by the company, as described under the heading "401(k) Plan" below.

(8) On January 16, 2007, Gary Watson was granted an option under our 2005 Stock Incentive Plan to acquire 100,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.24 per share. The option shares granted to Mr. Watson will vest as follows: 12,500 of the option shares vested on January 16, 2008, 12,500 will vest on January 16, 2009, 12,500 will vest on January 16, 2010, 12,500 will vest on January 16, 2011, 12,500 vested on September 8, 2007, 12,500 vested on September 8, 2008, 12,500 will vest on September 8, 2009 and 12,500 will vest on September 8, 2010. On March 5, 2007, Mr. Watson was granted an option under our 2005 Stock Incentive Plan to acquire 87,500 shares of our common stock, par value $0.001 per share, at an exercise price of $0.19 per share. The option shares were fully vested upon grant. The manner in which the company values the option awards is outlined in Note 1 to the company's consolidated financial statements for the fiscal year ended December 31, 2007 under the heading "Stock-Based Compensation" as well as Note 7 under the heading "Stockholders' Deficit" incorporated herein by reference to our annual report on Form 10-KSB for the year 2007.

(9) On January 16, 2007, Philip Yee was granted an option under our 2005 Stock Incentive Plan to acquire 100,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.24 per share. The option shares granted to Mr. Yee will vest as follows: 15,000 of the option shares were fully vested upon grant of the options, 6,250 vested on January 16, 2008, 6,250 will vest on January 16, 2009, 6,250 will vest on January 16, 2010, 6,250 will vest on January 16, 2011, 15,000 vested on April 3, 2007, 15,000 will vest on April 3, 2008, 15,000 will vest on April 3, 2009 and 15,000 will vest on April 3, 2010. The manner in which the company values the option awards is outlined in
Note 1 to the company's consolidated financial statements for the fiscal year ended December 31, 2007 under the heading "Stock-Based Compensation" as well as
Note 7 under the heading "Stockholders' Deficit" incorporated herein by reference to our annual report on Form 10-KSB for the year 2007.

(10) Amount represents the salary paid to Dr. Staples for the period from January 1, 2007 through March 8, 2007.

(11) On January 16, 2007, Edward Staples was granted an option under our 2005 Stock Incentive Plan to acquire 50,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.24 per share. The option shares are scheduled to vest as follows: one quarter vested on January 16, 2008, one quarter will vest on January 16, 2009, one quarter will vest on January 16, 2010 and one quarter will vest on January 16, 2011. On March 5, 2007, Dr. Staples was granted an option under our 2005 Stock Incentive Plan to acquire 50,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.19 per share. The option shares were fully vested upon grant. The manner in which the company values the option awards is outlined in Note 1 to the company's consolidated financial statements for the fiscal year ended December 31, 2007 under the heading "Stock-Based Compensation" as well as Note 7 under the heading "Stockholders' Deficit" incorporated herein by reference to our annual report on Form 10-KSB for the year 2007.

(12) Amount represents (i) $116,324 received as severance pursuant to the Severance Agreement, Mutual Release and Promotion Agreement, as more fully described under the heading "Severance and Termination Agreements" below (ii) a total of $900 for Dr. Staples' services promoting the company and its products in exchange for $100 per hour and reimbursement of reasonable business costs and expenses incurred in connection with such promotion and (iii) $1,573 in 401(k) contributions by the company.

(13) On January 16, 2007, Teong Lim was granted an option under our 2005 Stock Incentive Plan to acquire 100,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.24 per share. The option shares will vest as follows: one quarter vested on January 16, 2008, one quarter will vest on January 16, 2009, one quarter will vest on January 16, 2010 and one quarter will vest on January 16, 2011. On March 5, 2007, Dr. Lim was granted an option under our 2005 Stock Incentive Plan to acquire 40,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.19 per share. The option shares were fully vested upon grant. The manner in which the company values the option awards is outlined in Note 1 to the company's consolidated financial statements for the fiscal year ended December 31, 2007 under the heading "Stock-Based Compensation" as well as Note 7 under the heading "Stockholders' Deficit" incorporated herein by reference to our annual report on Form 10-KSB for the year 2007.

(14) Amount represents (i) $67,185 paid to Dr. Lim in exchange for consulting services, (ii) $3,016 in 401(k) contributions by the company and
(iii) $3,848 paid to Dr. Lim as reimbursement for health insurance premiums.

Narrative Disclosure to Summary Compensation Table and Additional Narrative Disclosure

Employment and Consulting Agreements

         Philip Yee. On March 16, 2006, Philip Yee accepted an offer letter extended by Electronic Sensor Technology regarding his employment with Electronic Sensor Technology as Controller, which is attached as Exhibit 10.2 to our amended current report on Form 8-K/A filed February 14, 2007. The offer letter set Mr. Yee's salary at $75,000 per year, to be adjusted to $80,000 per year after completion of a three-month trial period, and included an agreement by Electronic Sensor Technology to grant to Mr. Yee an option to purchase 75,000 shares of common stock, subject to approval by the Board of Directors (an option to purchase 100,000 shares of common stock of the company, was approved by the Board of Directors and granted to Mr. Yee on January 16, 2007). On October 16, 2006, the Board of Directors appointed Mr. Yee to become Secretary, Treasurer and Chief Financial

Officer of the company, effective November 1, 2006. In connection with the appointment of Mr. Yee as Secretary, Treasurer and Chief Financial Officer of Electronic Sensor Technology, Electronic Sensor Technology and Mr. Yee entered into an oral agreement to increase Mr. Yee's annual salary to $110,000 through April 1, 2007, at which point Electronic Sensor Technology and Mr. Yee have orally agreed to increase Mr. Yee's annual salary to $125,000.

         Francis Chang. On October 16, 2006, Francis Chang announced his retirement as Secretary, Treasurer and Vice President of Finance and Administration to the Board of Directors of the company, effective November 1, 2006. Mr. Chang continues to serve as a director of and consultant to the company. On November 1, 2006 Mr. Chang and the company entered into a letter agreement regarding the company's engagement of Mr. Chang as a consultant through April 30, 2007 for a biweekly retainer fee of $3,000, as more fully described in Exhibit 10.1 to our amended current report on Form 8-K/A filed February 14, 2007.

         Barry Howe. On March 28, 2007, Barry Howe accepted an offer letter extended by Electronic Sensor Technology regarding his employment with Electronic Sensor Technology as Chief Operating Officer, which is attached as
Exhibit 10.1 to our current report on Form 8-K filed April 3, 2007. The offer letter provides that Mr. Howe will serve as Chief Operating Officer of Electronic Sensor Technology for a trial period of three months, at the end of which the Board of Directors will evaluate Mr. Howe and consider him for the position of Chief Executive Officer. The letter also contemplates nominating Mr. Howe to serve as a director of the Electronic Sensor Technology at such time. The offer letter sets Mr. Howe's salary at $150,000 per year, to be reviewed after the three-month trial period, and provides for an option to purchase 1 million shares of the company's common stock to be granted to Mr. Howe at the end of such trial period if Mr. Howe is appointed Chief Executive Officer at such time, of which 100,000 of the option shares will be vested on the date of the grant and 900,000 of the option shares will vest in installments of 25% per year on each anniversary of Mr. Howe's employment. On July 16, 2007, the Board of Directors appointed Mr. Howe to become President and Chief Executive Officer of the company. In connection with his appointment, Mr. Howe's annual salary was increased from $150,000 to $185,000. In addition, the Board of Directors approved the grant of an option to acquire 1 million shares of common stock of the company.

         Teong C. Lim. On July 16, 2007, Teong C. Lim announced his retirement as President and Chief Executive Officer to the Board of Directors of the company, effective as of such date. Dr. Lim continues to serve as a director of and a consultant to the company. On July 17, 2007, Dr. Lim and the company entered into a letter agreement regarding the company's engagement of Dr. Lim as a consultant through January 17, 2008 for a monthly fee of $13,437, as more fully described in Exhibit 10.1 to our current report on Form 8-K filed July 18, 2007. The consulting agreement with Dr. Lim was extended on January 17, 2008 on a month-to-month basis at the same retainer fee.

Severance and Termination Agreements

         Edward Staples. On March 8, 2007, Electronic Sensor Technology accepted the resignation of Edward Staples as Chief Scientific Officer and a director of the company. In connection and concurrently with such resignation, the company and Dr. Staples entered into a Severance Agreement, Mutual Release and Promotion Agreement, which is attached as Exhibit 10.1 to our current report on Form 8-K filed March 13, 2007. The Severance Agreement, Mutual Release and Promotion Agreement provides for (i) payment of nine months' salary to Dr. Staples (totaling $116,324.52) in eighteen equal biweekly installments, (ii) reimbursement of major medical insurance premiums paid by Dr. Staples for twelve months, pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA), provided that such amount does not exceed the insurance coverage presently maintained by Dr. Staples through the company's group policy and (iii) a mutual release of claims by the company and Dr. Staples. Dr. Staples also agreed, in the Severance Agreement, Mutual Release and Promotion Agreement, to spend one hour per month for nine months, promoting the company and its products in exchange for $100 per hour and reimbursement of reasonable business costs and expenses incurred in connection with such promotion.

Retirement Agreements

         The company has an agreement with each of Francis Chang, Teong Lim and Gary Watson, under which, so long as the individual continues to be employed by the company until retirement age, which is currently 65 years of age, the company shall provide Medigap insurance, also known as Medicare supplemental insurance, to the individual after retirement until the individual's death.

401(k) Plan

         The company sponsors a 401(k) retirement savings plan which covers its full-time employees who have been employed by the company for at least one (1) year. Eligible employees may elect to contribute a percentage of their compensation to the 401(k) plan, subject to the maximum amount established annually under Section 401(k) of the Internal Revenue Code. In each of 2006 and 2007, the company contributed an amount equal to three percent (3%) of each employee's respective compensation to the 401(k) plan account of each eligible employee.

         Other than the agreements mentioned herein, we have no employment agreements with any of our named executive officers, nor do we have any compensatory plans or arrangements with respect to any named executive officers that results or will result from the resignation, retirement or any other termination of such executive officer's employment with Electronic Sensor Technology or from a change-in-control of Electronic Sensor Technology or a change in the named executive officer's responsibilities following a change-in-control wherein the amount involved, including all periodic payments or installments, exceeds $100,000.

Outstanding Equity Awards at Fiscal Year-End

         The following table outlines all outstanding equity awards held by named executive officers as of the fiscal year ended December 31, 2007.

                          OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (1)

                                                    Option Awards
                  ---------------------------------------------------------------------------------
                                                     Equity Incentive
                                                       Plan Awards:
                     Number of         Number of        Number of
                    Securities        Securities       Securities
                    Underlying        Underlying       Underlying       Option
                    Unexercised       Unexercised     Unexercised       Exercise        Option
                      Options         Options (#)    Unearned Options    Price        Expiration
Name              (#)Exercisable     Unexercisable          (#)           ($)            Date
--------------    --------------     -------------   ----------------   --------   ----------------
Barry S. Howe            325,000(2)        675,000            675,000      $0.20      July 16, 2017

Gary Watson              175,000(3)              -                  -      $1.00   February 1, 2015
                          25,000(2)         75,000             75,000      $0.24   January 16, 2017
                          87,500(2)              -                  -      $0.19      March 5, 2017

Philip Yee                51,250(2)         48,750             48,750      $0.24   January 16, 2017

Edward Staples           100,000(4)              -                  -      $1.00   February 1, 2015
                          12,500(2)         37,500             37,500      $0.24   January 16, 2017
                          50,000(2)              -                  -      $0.19      March 5, 2017

Teong C. Lim              80,000(5)              -                  -      $1.00   February 1, 2015
                          25,000(2)         75,000             75,000      $0.24   January 16, 2017
                          40,000(2)              -                  -      $0.19      March 5, 2017

(1) The columns related to stock awards have been omitted because there were no outstanding unvested stock awards as of the fiscal year ended December 31, 2007.

(2) For the vesting dates of such options, see the footnotes to the Summary Compensation Table.

(3) Gary Watson was granted options to purchase (i) 50,000 limited partnership interests of Electronic Sensor Technology, L.P. at $1.00 per limited partnership interest on March 15, 1999, (ii) 50,000 limited partnership interests of Electronic Sensor Technology, L.P. at $1.05 per limited partnership interest on July 1, 2000, (iii) 50,000 limited partnership interests of Electronic Sensor Technology, L.P. at $1.05 per limited partnership interest on May 15, 2001 and (iv) 25,000 limited partnership interests of Electronic Sensor Technology, L.P. at $1.05 per limited partnership interest on September 15, 2002. Such options were terminated in connection with the merger whereby Electronic Sensor Technology, L.P. became an indirect subsidiary of Electronic Sensor Technology, Inc., and were replaced with an option to purchase 175,000 shares of common stock at $1.00 per share. Such option was accounted for at the time of the original grants of Electronic Sensor Technology, L.P. options and no dollar amount was recognized in connection therewith for financial statement reporting purposes with respect to the 2005 fiscal year.

(4) Edward Staples was granted an option to purchase 100,000 limited partnership interests of Electronic Sensor Technology, L.P. at $1.00 per limited partnership interest on December 31, 2003. Such option was terminated in connection with the merger whereby Electronic Sensor Technology, L.P. became an indirect subsidiary of Electronic Sensor Technology, Inc., and was replaced with an option to purchase 100,000 shares of common stock of Electronic Sensor Technology, Inc. at $1.00 per share. Such option was accounted for at the time of the original grant of Electronic Sensor Technology, L.P. options and no dollar amount was recognized in connection therewith for financial statement reporting purposes with respect to the 2005 fiscal year.

(5) Teong Lim was granted an option to purchase 80,000 limited partnership interests of Electronic Sensor Technology, L.P. at $1.00 per limited partnership interest on December 31, 2003. Such option was terminated in connection with the merger whereby Electronic Sensor Technology, L.P. became an indirect subsidiary of Electronic Sensor Technology, Inc. and was replaced with an option to purchase 80,000 shares of common stock of Electronic Sensor Technology, Inc. at $1.00 per share. Such option was accounted for at the time of the original grant of Electronic Sensor Technology, L.P. options and no dollar amount was recognized in connection therewith for financial statement reporting purposes with respect to the 2005 fiscal year.

Director Compensation

         The following table sets forth the compensation paid by Electronic Sensor Technology to all non-employee directors for the fiscal year ended December 31, 2007.

                                      DIRECTOR COMPENSATION (1)

                                        Fees
                                     Earned or            Option             All Other
                                    Paid in Cash        Awards (3)         Compensation       Total
Name (2)                                ($)                ($)                ($)(4)           ($)
---------------------------------   ------------       ------------       ------------     ----------
James Frey                                38,000(5)          20,000(6)               _         58,000
(February 21, 2005-May 1, 2008)

James Wilburn                             22,500(7)          15,000(8)               _         37,500
(September 2005-Present)

Francis Chang                              6,000(9)           5,000(10)         43,096(11)     54,096
(January 31, 2005-May 1, 2008)

Lewis E. Larson                            8,000(12)         10,000(13)         22,500(14)     40,500
(September 7, 2006- Present)

                                        Fees
                                     Earned or            Option             All Other
                                    Paid in Cash        Awards (3)         Compensation       Total
Name (2)                                ($)                ($)                ($)(4)           ($)
---------------------------------   ------------       ------------       ------------     ----------
Rita Benoy Bushon                          5,000(15)              _                  _          5,000
(October 26, 2007- Present)

Michel A. Amsalem                              _                  _                  _              _
(September 7, 2006- December 14,
2007)

Mike Krishnan                              5,000(16)         15,000(17)              _         20,000
(February 21, 2005- September 10,
2007)

(1) The columns entitled "Stock Awards," "Non-Equity Incentive Plan Compensation" and "Nonqualified Deferred Compensation Earnings" have been omitted from the Director Compensation Table because there has been no compensation awarded to, earned by, or paid to any of the directors required to be reported in such columns.

(2) Barry Howe, Teong Lim and Edward Staples are not included in the Director Compensation Table because any compensation received by Mr. Howe, Dr. Lim and Dr. Staples as directors of Electronic Sensor Technology for the fiscal year ended December 31, 2007 is reflected in the Summary Compensation Table above.

(3) The manner in which the company values stock and option awards is outlined in Note 1 to the company's consolidated financial statements for the fiscal year ended December 31, 2007 under the heading "Stock-Based Compensation" as well as Note 7 under the heading "Stockholders' Deficit" incorporated herein by reference to our annual report on Form 10-KSB for the year 2007. We did not grant any stock awards to the directors during our 2006 fiscal year or our 2007 fiscal year.

(4) With the exception of Michel Amsalem, the company reimburses each director who is not an officer or employee of the company for reasonable out-of-pocket expenses for attending board meetings. In 2007, with respect to each director, the aggregate amount of such expenses amounted to less than $10,000.

(5) James Frey received an attendance fee of $2,000 per meeting and an annual retainer fee of $2,000, which was paid quarterly.

(6) On January 16, 2007, James Frey was granted an option under our 2005 Stock Incentive Plan to acquire 200,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.24 per share. The options granted to Mr. Frey vested as follows: 100,000 of the option shares were fully vested upon grant of the options, 25,000 vested on February 21, 2007 and 75,000 vested on January 16, 2008. The manner in which the company values the option awards is outlined in Note 1 to the company's consolidated financial statements for the fiscal year ended December 31, 2007 under the heading "Stock-Based Compensation" as well as Note 7 under the heading "Stockholders' Deficit" incorporated herein by reference to our annual report on Form 10-KSB for the year 2007.

(7) In 2007, James Wilburn received an attendance fee of $1,500 per meeting and a monthly retainer fee of $1,000, which was paid quarterly.

(8) On January 16, 2007, James Wilburn was granted an option under our 2005 Stock Incentive Plan to acquire 150,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.24 per share. The options granted to Dr. Wilburn vested as follows: 75,000 of the option shares were fully vested upon grant of the options, 25,000 vested on September 8, 2007 and 50,000 vested on January 16, 2008. The manner in which the company values the option awards is outlined in Note 1 to the company's consolidated financial statements for the fiscal year ended December 31, 2007 under the heading "Stock-Based Compensation" as well as Note 7 under the heading "Stockholders' Deficit" incorporated herein by reference to our annual report on Form 10-KSB for the year 2007.

(9) In 2007, Francis Chang received an attendance fee of $1,500 per meeting.

(10) On January 16, 2007, Francis Chang was granted an option under our 2005 Stock Incentive Plan to acquire 50,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.24 per share. The options granted to Mr. Chang vested as follows: one half of the option shares were fully vested upon grant of the options and one half vested on November 1, 2007. On March 5, 2007, Mr. Chang was granted an option under our 2005 Stock Incentive Plan to acquire 40,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.19 per share. The option shares were fully vested upon grant. The manner in which the company values the option awards is outlined in
Note 1 to the company's consolidated financial statements for the fiscal year ended December 31, 2007 under the heading "Stock-Based Compensation" as well as
Note 7 under the heading "Stockholders' Deficit" incorporated herein by reference to our annual report on Form 10-KSB for the year 2007.

(11) Amount represents (i) $39,000 paid to Francis Chang in exchange for consulting services and (ii) $4,096 in health insurance premiums paid by the company on behalf of Francis Chang.

(12)     In 2007, Lewis Larson received an attendance fee of $2,000 per meeting.

(13) On January 16, 2007, Lewis Larson was granted an option under our 2005 Stock Incentive Plan to acquire 100,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.24 per share. The options granted to Mr. Larson vested as follows: one half of the option shares were fully vested upon grant of the options and one half vested on January 16, 2008. The manner in which the company values the option awards is outlined in Note 1 to the company's consolidated financial statements for the fiscal year ended December 31, 2007 under the heading "Stock-Based Compensation" as well as Note 7 under the heading "Stockholders' Deficit" incorporated herein by reference to our annual report on Form 10-KSB for the year 2007.

(14) Includes $22,500 paid to The Lion Group in exchange for consulting services. Lewis Larson is the founder and the President of The Lion Group.

(15) In 2007, Rita Benoy Bushon received an attendance fee of $2,000 per meeting.

(16)     In 2007, Mike Krishnan received $5,000 in attendance fees.

(17) On January 16, 2007, Mike Krishnan was granted an option under our 2005 Stock Incentive Plan to acquire 150,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.24 per share. The options granted to Mr. Krishnan vested as follows: 75,000 of the option shares were fully vested upon grant of the options, 25,000 vested on February 20, 2007 and 50,000 vested on January 16, 2008. The manner in which the company values the option awards is outlined in Note 1 to the company's consolidated financial statements for the fiscal year ended December 31, 2007 under the heading "Stock-Based Compensation" as well as Note 7 under the heading "Stockholders' Deficit" incorporated herein by reference to our annual report on Form 10-KSB for the year 2007.

Narrative to Director Compensation

Agreements with Directors

         The company has agreements with each of the directors listed in the Director Compensation Table, with the exception of Michel Amsalem and Mike Krishnan, to continue to pay the retainer fees and meeting attendance fees set forth in such table, as well as to reimburse such directors for reasonable out-of-pocket expenses for attending board meetings.

Certain Relationships and Related Transactions

Securities Purchase Agreement with Halfmoon Bay Capital Ltd

         On March 28, 2008, Electronic Sensor Technology issued $2 million aggregate principal amount of 9% convertible debentures with a conversion price of $0.0486 to Halfmoon Bay and 86,419,753 shares of the company's common stock in exchange for $5.5 million from Halfmoon Bay, pursuant to a Securities Purchase Agreement dated March 28, 2008 between the company and Halfmoon Bay, as more fully described on our current report on Form 8-K filed on April 3, 2008.

Midsummer Investment, Ltd. and Islandia, L.P.

         On September 7, 2006, Electronic Sensor Technology entered into a Forbearance and Amendment Agreement with Midsummer Investment, Ltd. and Islandia, L.P., which, at such time, each held an 8% convertible debenture and a warrant, the common stock underlying which represented more than 5% of the beneficial ownership of our outstanding shares of common stock. The Forbearance and Amendment Agreement is attached as Exhibit 10.1 to, and is more fully described in, our current report on Form 8-K filed September 8, 2006. On December 27, 2007, Electronic Sensor Technology entered into a First Amendment Agreement with Midsummer and Islandia, which is attached as Exhibit 10.1 to, and is more fully described in, our amended current report on Form 8-K/A filed January 14, 2008.

         On February 26, 2008, the company entered into a Conversion and Termination Agreement with Midsummer and Islandia, which is attached as Exhibit
10.2 to, and is more fully described in, our current report on Form 8-K filed February 27, 2008. Pursuant to the Conversion and Termination Agreement, on March 31, 2008, the company paid to Midsummer and Islandia an aggregate amount of $3.5 million of the $7 million outstanding principal amount of the convertible debentures. Further, pursuant to the Conversion and Termination Agreement, Midsummer and Islandia converted the remaining $3.5 million of the principal amount of their 8% convertible debentures, together with interest thereon, at a conversion price of $0.35 per share of common stock, and the remaining shares of common stock underlying the warrants held by Midsummer and Islandia were reduced by 50%.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires that the company's officers, directors and persons who beneficially own more than ten percent (10%) of the company's outstanding common stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by the Securities and Exchange Commission to furnish the company with copies of all Section 16(a) reports they file. To the best of our knowledge, based solely on review of copies of such reports, including Forms 3, 4 and 5 and amendments thereto, we believe each of our directors, officers and persons who beneficially own more than ten percent (10%) of our outstanding common stock have complied with all filing requirements applicable to such persons for the fiscal year ended December 31, 2007.

INDEPENDENT PUBLIC ACCOUNTANTS

         Sherb & Co. LLP has been selected by our audit committee as our independent registered public accounting firm to audit our books and accounts, as well as those of our subsidiaries, for the fiscal year ending December 31, 2007. Sherb & Co. has served as our independent registered public accounting firm since 2005.

Audit Fees

         The aggregate fees billed for the 2006 and 2007 fiscal years for professional services rendered by our principal accountant, Sherb & Co., LLP, for the audit of our annual financial statements and review of financial statements included in our periodic reports on Form 10-QSB and other services provided in connection with statutory and regulatory filings were $60,000 and $53,000 respectively.

Audit-Related Fees

         No assurance or related services that are reasonably related to the performance of the audit or review of our financial statements were rendered by our principal accountants during the 2006 or 2007 fiscal year.

Tax Fees

         The aggregate fees to be billed for professional services rendered by our current principal accountant, Sherb & Co., LLP, for tax compliance and tax advice were $7,500 for each of the 2006 and 2007 fiscal years.

All Other Fees

         No other products or services were provided by our principal accountants during the 2006 or 2007 fiscal year, other than the services outlined in the foregoing sections.

Audit Committee

         Our audit committee has not to date adopted any pre-approval policies or procedures.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

         None.

PROPOSALS BY SHAREHOLDERS

         None.

FINANCIAL AND OTHER INFORMATION

         The following documents as filed with the SEC by the company are incorporated herein by reference:

1.       Annual Report on Form 10-KSB for the fiscal year ended December 31,
2007

2.       Quarterly Report on Form 10-Q for the quarter ended March 31, 2008

WHERE YOU CAN FIND MORE INFORMATION

         The company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, NE, Washington, DC 20549 or may be accessed on the SEC website at www.sec.gov.

         The SEC allows the company to "incorporate by reference" into this information statement documents it files with the SEC. This means that the company can disclose information to you by referring you to those documents. The information incorporated by reference is considered to be part of this information statement.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

         We will, upon the written request of any person who is a beneficial owner of our common shares on the record date, May 7, 2008, furnish without charge a copy of our annual report filed with the SEC on Form 10-KSB for the year 2007 and a copy of our quarterly report filed with the SEC on Form 10-Q for the three months ended March 31, 2008. Such request should contain a representation that the person requesting this material was a beneficial owner of our shares on the record date. Such request should be sent to the Secretary at our address indicated on the first page of this information statement.

         We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. The company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of the common stock.

         The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for shareholder communications such as this information statement with respect to two or more shareholders sharing the same address by delivering a single information statement addressed to those shareholders. We may deliver a single information statement to multiple shareholders sharing an address unless we have received contrary instructions from the affected shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of this information statement to a shareholder at a shared address to which a single copy of this information statement was delivered. Any such request should be directed to our Secretary at the address indicated on the first page of this information statement. If, at any time, you decide you wish to receive a separate copy of all future shareholder communications, or if you are receiving multiple copies of such shareholder communications and wish to receive only one, please notify us of your request at the address indicated on the first page of this information statement.


                                      By Order of the Board of Directors
                                                 Philip Yee,
                               Secretary, Treasurer and Chief Financial Officer

Newbury Park, California
_______, 2008